Exhibit 99.1

LIMITED BRANDS REPORTS JULY 2012 SALES, RAISES SECOND QUARTER EARNINGS GUIDANCE AND DECLARES $1 PER SHARE SPECIAL DIVIDEND

- DECLARES REGULAR QUARTERLY DIVIDEND -

Columbus, Ohio, Aug. 2, 2012 - Limited Brands, Inc. (NYSE: LTD) reported a comparable store sales increase of 12 percent for the four weeks ended July 28, 2012, compared to the four weeks ended July 30, 2011. The company reported net sales of $649.8 million for the four weeks ended July 28, 2012, compared to net sales of $660.4 million last year.

The company reported a comparable store sales increase of 8 percent for the second quarter ended July 28, 2012, compared to the second quarter ended July 30, 2011. The company reported net sales of $2.399 billion for the second quarter ended July 28, 2012, compared to sales of $2.458 billion last year.

The company reported a comparable store sales increase of 8 percent for the 26 weeks ended July 28, 2012, compared to the 26 weeks ended July 30, 2011. The company reported net sales of $4.553 billion for the 26 weeks ended July 28, 2012, compared to sales of $4.675 billion last year.

July 2011, 2011 second quarter and 2011 year-to-date sales included $67.7 million, $216.6 million and $430.6 million, respectively, attributable to the third party apparel sourcing business, which was sold in November 2011.

The company now expects to report second quarter adjusted earnings per share of $0.46 to $0.48 cents versus its previous guidance of $0.40 to $0.45 cents.

Special and Regular Dividend
Consistent with its ongoing commitment to return value to shareholders, the company announced that its Board of Directors has declared a special dividend of $1 per share and its regular quarterly dividend of $0.25 per share, both of which will be paid on Sept. 7, 2012, to shareholders of record at the close of business on Aug. 23, 2012. With this distribution, the company will have returned over $13 billion to shareholders since 2000. This is the company's 151st consecutive quarterly dividend.

To hear further commentary provided on Limited Brands' prerecorded July sales message, call 1-866-639-7583 (1-866-NEWS-LTD), or log onto www.Limitedbrands.com for an audio replay. The company will report its second quarter earnings results after the close of the market on Aug. 15 and will conduct its second quarter earnings call at 9 a.m. Eastern on Aug. 16.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,619 specialty stores in the United States and its brands are sold in more than 700 company-operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Limited Brands b-roll footage of stores is available through our online newsroom.

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the July sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the July sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets and related risks;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes and other charges on imports;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	¨potential delays or disruptions in shipping and related pricing impacts;

•	the disruption of imports by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the July sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2011 Annual Report on Form 10-K.

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com

LIMITED BRANDS
JULY 2012

Comparable Store Sales Increase (Decrease):

	July 2012	July 2011	Second Quarter 2012	Second Quarter 2011	Year-to-Date 2012	Year-to-Date 2011

Victoria's Secret Stores	12%	9%	10%	12%	10%	15%
Bath & Body Works	17%	2%	7%	4%	7%	7%
La Senza	(5%)	2%	(3%)	1%	(2%)	(1%)
Limited Brands	12%	6%	8%	9%	8%	12%
Victoria's Secret Direct Sales	1%	5%	3%	0%	4%	3%

Total Sales (Millions):

	Second Quarter 2012	Second Quarter 2011	Year-to-Date 2012	Year-to-Date 2011

Victoria's Secret Stores	$1,170.1	$1,063.6	$2,257.9	$2,050.1
Victoria's Secret Direct	406.6	392.9	788.6	761.9
Total Victoria's Secret	$1,576.7	$1,456.5	$3,046.5	$2,812.0
Bath & Body Works	$609.1	$563	$1,114.1	$1,042.7
La Senza	$94.9	$114.2	$170.2	$202.5
Total Other	$118.4	$324.4	$222.1	$617.9
Limited Brands	$2,339.1	$2,458.1	$4,552.9	$4,675.1

Total Company-Operated Stores:

	Stores	Year-to-date		Stores
	Operating			Operating
	at 1/28/12	Opened	Closed	at 7/28/12

Victoria's Secret Stores	1,017	12	(14)	1,015
Bath & Body Works	1,587	3	(9)	1,581
Henri Bendel	19	4	—	23
Total United States	2,623	19	(23)	2,619

La Senza Canada	230	—	(33)	197
Bath & Body Works Canada	69	1	(1)	69
Victoria's Secret Canada	19	1	—	20
Total Limited Brands	2,941	22	(57)	2,906

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com